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EXHIBIT 10.2
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                          SECURED TERM PROMISSORY NOTE
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$____________                                        Millersville, Maryland
                                                     April 29, 2003

     FOR VALUE RECEIVED, International Dispensing Corporation, a Delaware corporation with its principal office at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108 (hereinafter referred to as "Maker"), promises to pay to the order of ____________ (the "Holder"), the principal sum of ________________________________________, together with interest, in arrears, from the date hereof on the unpaid principal balance from time to time outstanding and on all unpaid installments of interest, under this Note, at the rate per annum equal to ten percent (10%). All principal and interest shall be payable in full as set forth in the "Loan Agreement" as defined below.

     All interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a three hundred sixty (360) day year. All sums payable hereunder are payable in lawful money of the United States of America and in immediately available funds at such place or places as the Holder may designate in writing. This Note may be prepaid at any time, in whole or in part, without penalty. All sums paid under this Note shall be applied first to any interest, fees, expenses and other charges then due and unpaid, in such order as the Holder shall determine, with the remaining principal amount, if any, to be applied to unpaid principal.

     This Note is one of the Notes described in that certain Loan Agreement of even date herewith between the Holder and the Maker (the "Loan Agreement"). This
Note is secured by (i) a Security Agreement of even date herewith which grants Holder a security interest in all assets of Maker and (ii) a Collateral Assignment of Patents and Trademarks and Security Agreement of even date assigning certain intellectual property to the Holder (collectively referred to as the "Security Instruments"). Any failure to pay any amounts due hereunder when due or any breach of the Maker's representations, warranties and agreements hereunder or in any of the Security Instruments or the Loan Agreement shall constitute an event of default hereunder. Upon the occurrence of any event of default, this Note, at the option of the Holder, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker and by every guarantor. The Holder's failure to exercise such option shall not constitute a waiver of the right to exercise it at any other time.

     The Holder may assign, transfer or negotiate this Note and any security for the performance of Maker's obligations hereunder, and in such event all provisions of this Note and the Security Instruments shall inure to the benefit of and may be exercised by or on behalf of the successor Holder, and all payments of principal and of interest due and to become due under this Note shall not thereafter be subject to any defense, counterclaim or set-off which Maker may have against any prior Holder.

     All payments of any kind provided for herein, or any portion thereof, not paid when due, if permitted by law, shall bear interest from such due date at the rate of sixteen percent (16%) per annum.

     No renewal or extension granted, or any indulgence shown to, or any release of, or any dealings between the Holder and any other person, corporation, or entity now or hereafter interested in this Note or in the property securing this Note, shall discharge, extend or in any way affect the obligations of Maker hereunder.

     Maker will pay the legal and other fees and expenses of the Holder reasonably incurred in connection with or incidental to (i) the preparation and negotiation of this Note and the Security Instruments, (ii) the closing and administration of the loan evidenced by this Note, and (iii) the enforcement of any of the obligations of Maker or rights of the Holder under this Note or the Security Instruments or any other agreement, document or instrument now or hereafter executed in connection herewith, by litigation, foreclosure, or otherwise; and all such fees and expenses shall be indebtedness under this Note and shall be secured by the Security Instruments.

     MAKER HEREBY FURTHER WAIVES ITS RIGHT TO TRIAL BY JURY ON ANY ACTION BROUGHT IN CONNECTION WITH THIS NOTE OR THE SECURITY INSTRUMENTS.

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     This Note may not be modified or terminated orally. This Note for all purposes shall be enforced and construed in accordance with the substantive law of the State of New York, without resort to that state's conflict of laws rules. The Maker hereby consents to the non-exclusive jurisdiction and venue of the state and federal courts located in New York City with respect to any matters arising from enforcement of this Note.

     IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the date first above written.

Attest:                                International Dispensing Corporation

/s/ Edwin S. Tharp                       By: /s/ Gary Allanson
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Edwin S. Tharp                           Title: President
                                         Gary Allanson




















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